                       (LETTERHEAD OF RONALD L. JAMIESON, CPA)


June 30, 1999



Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read the statements made by Nurescell Inc. which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated July 1, 1999. I agree with the statements concerning my firm in such Form 8-K.

Very truly yours,

/s/ RONALD L. JAMIESON

Ronald L. Jamieson, CPA




















                                     Exhibit 16.1